December 27, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

       Re:  Allegro New Media, Inc.
            Registration Statement on Form S-8

Gentlemen:

     Reference  is  made  to  the  filing  by  Allegro  New  Media,   Inc.  (the
"Corporation") of a Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 341,763 shares of the Corporation's Common Stock, $.001 par value per share ("Allegro Common Stock"), in connection with the 1987 Stock Option Plan of Software Publishing Corporation ("SPC"), a wholly-owned subsidiary of the Corporation, 268,050 shares of Allegro Common Stock in connection with the 1989 Stock Option Plan of SPC and 428,880 shares of Allegro Common Stock in connection with the 1991 Stock Option Plan of SPC (collectively the "Plans").

     As counsel for the Corporation, we have examined its corporate records, including its Certificate of Incorporation, as amended, By-Laws, its corporate minutes, the form of its Common Stock certificate, the Plans, related documents under the Plan and such other documents as we have deemed necessary or relevant under the circumstances.

     Based upon our examination, we are of the opinion that:

     1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

     2. There have been reserved for issuance by the Board of Directors of the Corporation an aggregate 1,038,693 shares of Allegro Common Stock for issuance under the Plans. The shares of Allegro Common Stock, when issued pursuant to the Plans, will be validly authorized, legally issued, fully paid and non-assessable.


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Securities and Exchange Commission
December 27, 1996
Page Two

     We hereby consent to be named in the Registration Statement and in the Prospectus which constitutes a part thereof as counsel of the Corporation, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                              Very truly yours,



                                              BLAU, KRAMER, WACTLAR &
                                                   LIEBERMAN, P.C.